                                                                 EXHIBIT 10.44

                                    AGREEMENT

        WHEREAS, CUseeMe Networks, Inc., a Delaware corporation (the "Company") and Raymond Cavanagh (the "Executive") are parties to that certain Executive Retention Agreement, dated as of March 5, 2001 (the "Executive Retention Agreement"), and that certain Offer Letter, dated January 24, 2001 (the "Offer Letter");

        WHEREAS, the Company is a party to that certain Agreement and Plan of Merger and Reorganization, dated as of March 22, 2001 (the "Merger Agreement"), between the Company, First Virtual Communications, Inc., a Delaware corporation ("FVC"), and FVC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of FVC;

        WHEREAS, in anticipation of the transactions contemplated by the Merger Agreement, the Executive agrees to terminate the Executive Retention Agreement and the Offer Letter effective immediately prior to the consummation of the merger contemplated by the Merger Agreement;

        WHEREAS, in consideration for the Executive's termination of the Executive Retention Agreement and the Offer Letter, the Company will grant to the Executive options to purchase 70,000 shares of common stock, par value $0.01, of the Company ("Company Common Stock") pursuant to the Company's 1996 Incentive and Nonqualified Stock Option Plan; and

        WHEREAS, the Executive has been granted and as of the date hereof holds options to purchase Company Common Stock (the "Existing Options") which are subject to certain vesting provisions as set forth in the option plans and option agreements governing the terms of such Existing Options.

        NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

        1. The parties agree that each of the Executive Retention Agreement and the Offer Letter shall terminate (without any liability or obligation to the parties thereof) and shall be of no further force or effect, effective as of immediately prior to the Effective Time (as defined in the Merger Agreement) and this Agreement (together with the exhibit attached hereto) shall govern the Executive's relationship with the Company and FVC; PROVIDED HOWEVER, that in the event the Executive's employment is terminated by FVC without Cause (as defined in this Agreement) within 6 months after the date of the Effective Time, then upon the Executive's furnishing to FVC an executed release and waiver of claims (a form of which is attached hereto as Exhibit A), the Executive shall be entitled to the benefits afforded by Sections 4.1 (with respect solely to the Existing Options) and 4.2(a) of the Executive Retention Agreement, subject in all respects to the terms and conditions of such Sections
            4.1 and 4.2(a) . For purposes of this Agreement, "Cause" shall mean
            (i) gross negligence or willful misconduct by the Executive, including, but not limited to, dishonesty which materially and adversely reflects upon the Executive's ability to perform his duties for FVC, (ii) the Executive's conviction of, or the entry of a pleading of guilty or nolo contendere by the Executive to, any crime involving moral turpitude or any felony, (iii) fraud, embezzlement or theft against FVC, (iv) a material breach by the Executive of any material provision of any employment contract, assignment of inventions, confidentiality and/or nondisclosure agreement between the Executive and FVC, or (v) the Executive's willful and habitual failure to attend to his duties as assigned by the officer of FVC to whom the Executive reports if such non-performance is not cured by the Executive within thirty (30) days after the Executive receives written notice from FVC.

        2. The parties agree that, notwithstanding anything to the contrary contained in the Executive Retention Agreement or the Offer Letter, upon termination of each of the Executive Retention Agreement and the Offer Letter, the Company shall not have any payment or other obligations to the Executive, including, without limitation, payment obligations for severance, salary, bonus, employee benefits or similar payments.

        3. The parties agree that, notwithstanding anything to the contrary contained in the Executive Retention Agreement or the Offer Letter, upon termination of each of the Executive Retention Agreement and the Offer Letter, the vesting and exercisability of the Existing Options will not accelerate as a result of the merger contemplated by the Merger Agreement or the transactions contemplated thereby and will remain subject to their current vesting provisions as otherwise provided in the stock option plan of the Company under which such options were issued and in the stock option agreements by which such stock options are evidenced.

        4. As partial consideration for Executive's agreement to terminate the Executive Retention Agreement and the Offer Letter, the Company shall, immediately prior to the Effective Time and simultaneously with the termination of the Executive Retention Agreement and the Offer Letter, grant to the Executive an option to purchase an aggregate of 70,000 shares of Company Common Stock pursuant to the Company's 1996 Incentive and Nonqualified Stock Option Plan or, if outside such plan, then on terms and conditions substantially similar to such plan. The exercise price of a share of Company Common Stock pursuant to such option shall be equal to the fair market value of one share of Company Common Stock as quoted on The Nasdaq Stock Market on the date of execution of the Merger Agreement.

        5. As partial consideration for the Executive's agreement to terminate the Executive Retention Agreement and the Offer Letter, FVC shall enroll the Executive as a participant in FVC's Executive Officers' Change of Control Plan (the "Change of Control Plan"), with such enrollment to become effective as of immediately after the Effective Time.

        6. The Executive and FVC hereby agree to enter into the agreement attached hereto as EXHIBIT B at or prior to the Effective Time, with such agreement becoming effective as of immediately after the Effective Time.

        Date:  April 11, 2001



                                              CUSEEME NETWORKS, INC.

                                              By: /s/ Killko Caballero
                                                 ------------------------
                                              Name:
                                                   ----------------------
                                              Title:
                                                    ---------------------

                                              FIRST VIRTUAL COMMUNICATIONS, INC.

                                              By: /s/ Ralph Ungermann
                                                 ------------------------
                                              Name:
                                                   ----------------------
                                              Title:
                                                    ---------------------
                                              /s/ Raymond Cavanagh
                                              -----------------------
                                              RAYMOND CAVANAGH

                                                                       EXHIBIT A

                      FORM OF RELEASE AND WAIVER OF CLAIMS

        In consideration of the payments and other benefits set forth in the Employment Agreement to which this form is attached, I, RAYMOND CAVANAGH, hereby furnish FIRST VIRTUAL COMMUNICATIONS, INC. (the "Company"), with the following release and waiver ("Release and Waiver").

        I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns affiliates and Benefit Plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment Termination Date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation. The only claims excepted from this Release are the following claims: a) any claims I may have for benefits under the workers' compensation and unemployment insurance laws; b) my legal right to continue medical coverage under COBRA; c) my right to vested benefits under the Company `s 401(k) retirement plan; and d) my right to vested stock in the Company.

        I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

        I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and Waiver: (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

Date:                                      By:
     ------------------------                 --------------------------
                                                 RAYMOND CAVANAGH

                                                                       EXHIBIT B

                              [COMPANY LETTERHEAD]

April 11, 2001



Raymond Cavanagh
1 Emery Drive
Atkinson, NH 03811

RE:     ADDITIONAL EMPLOYMENT TERMS

Dear Ray:

This letter will clarify the terms of your employment with FIRST VIRTUAL COMMUNICATIONS, Inc. (the "Company") as Vice President, Worldwide Sales, effective as of the Effective Time, as defined in that certain Agreement and Plan of Merger and Reorganization, dated as of March 22, 2001, between the Company, CUseeMe Networks, Inc. and FVC Acquisition Corp., a wholly owned subsidiary of the Company.

The Company shall pay you a base salary of One Hundred Fifty Thousand Dollars ($150,000) per year (the "Base Salary"), less payroll deductions and all required withholdings payable in regular periodic payments in accordance with Company policy. Such Base Salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year. The Base Salary shall be reviewed annually for possible increases in light of your performance of your duties and the Company's profitability and other relevant factors, as determined by your supervisor, the Chief Marketing Officer of the Company.

You shall be eligible for commissions for up to an aggregate of $125,000 annually, provided that quotas as set by your supervisor are met in full. You also shall be eligible for an annual bonus, provided that certain personal and corporate performance targets to be set by you and your supervisor are met or exceeded. Such performance targets shall be defined within ninety (90) days after the start of your employment with the Company and each subsequent fiscal year during your employment. Your supervisor and the Chief Executive Officer of the Company, in their sole discretion, shall determine whether such goals have been achieved. Your target bonus (the "Target Bonus") for the first year of your employment shall be $25,000. The Target Bonus shall be paid in accordance with normal Company executive bonus payment practice and, subject to the usual required withholding, the payment of any portion of the Target Bonus shall also be contingent on you still being employed by the Company as of the regular date of payment for such portion of the Target Bonus.

During the term of this Agreement, you shall perform the services required pursuant to this letter agreement in Nashua, New Hampshire; provided, however, that the Company may from time to time require you to travel temporarily to other locations in connection with the Company's business; provided, further, that, if requested by the Company, you will relocate to perform services at the Company's offices located in Santa Clara, California. In the event you relocate to Santa Clara, California at the Company's request, the Company will increase your Base Salary to help offset the increased cost of living in Santa Clara, California compared to Nashua, New Hampshire, with such increase to be determined by the Company in its sole discretion. The Company shall reimburse reasonable, documented, out-of-pocket moving expenses incurred by you in connection with any relocation of your principal place of employment to Santa Clara, California.

The Company may terminate your employment at any time and for any or no reason, with or without advance notice by giving written notice of such termination. Similarly, you may terminate your employment with the Company at any time at your election, in your sole discretion, for any or no reason upon two (2) weeks notice to the Company during which time you shall provide reasonable transition assistance to the Company. The Company reserves the right to ask you to expedite your resignation date and to leave prior to the end of the two-week notice period. The at-will nature of your employment relationship may not be modified except by a written agreement between you and the Chief Executive Officer of the Company.

If your employment is terminated for any or no reason, or you voluntarily terminate your employment from the Company, all compensation and benefits will cease immediately and you will receive no additional payments from the Company other than your accrued base salary and accrued and unused vacation benefits earned through the date of your termination.

In the event that you are entitled to the benefits under the Company's Executive Officers' Change of Control Plan, you will not be entitled to any of the benefits or payments under this letter agreement.

This letter agreement, the Agreement dated April 11, 2001, between Raymond Cavanagh, CUseeMe Networks, Inc. and the Company, the Change of Control Plan and the Proprietary Information and Inventions Agreement between you and the Company the complete and exclusive statement of the terms of your employment with the Company and supersedes any other agreements or promises made to you by anyone, whether oral or written.

Please sign and date this letter agreement, and return it to me on or before April 11, 2001 if you wish to accept employment with the Company under the terms described above.

We look forward to a productive and enjoyable work relationship.

Sincerely,

/s/ Ralph Ungermann
-------------------------------------------------
Ralph Ungermann
Chief Executive Officer and Chairman of the Board of Directors


Accepted:

/s/ Raymond Cavanagh
-------------------------------------------------
Raymond Cavanagh

April 12, 2001
-------------------------------------------------
Date